UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2007

SOUTHERN MICHIGAN BANCORP, INC.
(Exact Name of Registrant as
Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-49772 (Commission File Number)	38-2407501 (IRS Employer Identification No.)

51 West Pearl Street Coldwater, Michigan (Address of Principal Executive Offices)	49036 (Zip Code)

Registrant's telephone number,
including area code:  (517) 279-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.	Entry into a Material Definitive Agreement.

          Pursuant to an Employment Agreement, dated April 17, 2007, between Southern Michigan Bancorp, Inc. ("Southern") and Richard E. Dyer and effective upon completion of the Acquisition (defined below under Item 2.01), Mr. Dyer was appointed Executive Vice President of Southern. Additional information on the terms and conditions of the Employment Agreement is presented under the heading entitled "Financial Interests of Certain Insiders of FNB - Agreements with Mr. Richard E. Dyer" in Southern's Amendment No. 2 to Form S-4 Registration Statement filed with the Commission on September 28, 2007, which is here incorporated by reference. The form of the Employment Agreement is filed with this report as Exhibit 10.1 and is here incorporated by reference. Mr. Dyer was formerly the President and Chief Executive Officer and a director of FNB Financial Corporation ("FNB") and is expected to remain the President and Chief Executive Officer and a director of The First National Bank of Three Rivers ("FNB Bank"), a wholly-owned subsidiary of Southern.

          Pursuant to a Transition Agreement, dated April 17, 2007, among Southern, FNB, and Richard E. Dyer and effective upon completion of the Acquisition (defined below under Item 2.01), Southern is obligated to make a lump sum payment of $140,000 to Mr. Dyer in lieu of any and all payments that Mr. Dyer would have been entitled to under certain agreements between Mr. Dyer and FNB, subject to certain exceptions. Additional information on the terms and conditions of the Transition Agreement is presented under the heading entitled "Financial Interests of Certain Insiders of FNB - Agreements with Mr. Richard E. Dyer" in Southern's Amendment No. 2 to Form S-4 Registration Statement filed with the Commission on September 28, 2007, which is here incorporated by reference. The form of the Transition Agreement is filed with this report as Exhibit 10.2 and is here incorporated by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

          On December 1, 2007, Southern completed its previously announced acquisition ("Acquisition") of FNB pursuant to an Agreement and Plan of Merger, dated April 17, 2007, as amended (the "Plan of Merger"). As a result of the Acquisition, FNB was merged with and into Southern and Southern acquired all of the stock of FNB Bank, which operates seven banking locations in southwest Michigan.

          As a result of the Acquisition, FNB shareholders will receive for each share of FNB common stock they hold, at their election, either $45.35 in cash, 1.87 shares of Southern common stock (plus cash in lieu of any fractional share), or a combination of both cash and stock. All elections are subject to an allocation adjustment so that approximately 50% of the outstanding shares of FNB common stock are converted into the right to receive cash and approximately 50% of the outstanding shares of FNB common stock are converted into the right to receive Southern common stock. Southern will issue a total of approximately 535,933 shares of Southern common stock and pay a total of approximately $13,007,000 in cash to former FNB shareholders.

          Before completion of the Acquisition, there were no material relationships among Southern or any of its affiliates and FNB or any of its affiliates, except those provided for in the Plan of Merger.

Item 9.01.	Financial Statements and Exhibits.

	(a)	Financial Statements of Businesses Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this report within 71 days after the date of this report.

	(b)	Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment to this report within 71 days after the date of this report.

	(d)	Exhibits:

2

Agreement and Plan of Merger between Southern Michigan Bancorp, Inc. and FNB Financial Corporation, dated April 17, 2007. Previously filed as Exhibit 2 to Southern Michigan Bancorp Inc.'s Amendment No. 2 to Form S-4 Registration Statement with the Commission on September 28, 2007. Here incorporated by reference.

10.1

Form of Employment Agreement with Richard E. Dyer. Previously filed as Exhibit 10.3 to Southern Michigan Bancorp Inc.'s Amendment No. 2 to Form S-4 Registration Statement with the Commission on September 28, 2007. Here incorporated by reference.

10.2

Form of Transition Agreement with Richard E. Dyer. Previously filed as Exhibit 10.4 to Southern Michigan Bancorp Inc.'s Amendment No. 2 to Form S-4 Registration Statement with the Commission on September 28, 2007. Here incorporated by reference.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 6, 2007	SOUTHERN MICHIGAN BANCORP, INC.

	By	/s/ Danice L. Chartrand
Danice L. Chartrand Senior Vice President, Chief Financial Officer, Secretary, and Treasurer

EXHIBIT INDEX

Exhibit Number	Document

2

Agreement and Plan of Merger between Southern Michigan Bancorp, Inc. and FNB Financial Corporation, dated April 17, 2007. Previously filed as Exhibit 2 to Southern Michigan Bancorp Inc.'s Amendment No. 2 to Form S-4 Registration Statement with the Commission on September 28, 2007. Here incorporated by reference.

10.1

Form of Employment Agreement with Richard E. Dyer. Previously filed as Exhibit 10.3 to Southern Michigan Bancorp Inc.'s Amendment No. 2 to Form S-4 Registration Statement with the Commission on September 28, 2007. Here incorporated by reference.

10.2

Form of Transition Agreement with Richard E. Dyer. Previously filed as Exhibit 10.4 to Southern Michigan Bancorp Inc.'s Amendment No. 2 to Form S-4 Registration Statement with the Commission on September 28, 2007. Here incorporated by reference.